Exhibit 99.1

NEWS RELEASE

CONTACTS:
Amin Khalifa, Chief Financial Officer
IRIS International, Inc.
818-527-7323

-or-

Lynn Pieper, Westwicke Partners
415-202-5678
lynn.pieper@westwicke.com

IRIS INTERNATIONAL ANNOUNCES RESTRUCTURING OF
PERSONALIZED MEDICINE DIVISION

•	Discontinuing non-proprietary testing services – flow cytometry, FISH, cytology services and molecular pathology menu

•	Retaining CLIA license and commercial capabilities for the initial product launch of NADiA ProsVue and exploring potential distribution and licensing collaborations

•	Annualized expense reduction of $4.5 million — $5.0 million from Arista restructuring; Fourth quarter 2011 expense reduction of $1.4 million — $1.6 million

CHATSWORTH, Calif., September 7, 2011 – IRIS International, Inc. (NASDAQ: IRIS), a leading manufacturer of automated in-vitro diagnostics systems and consumables, and a developer of high-value personalized diagnostics tests, today announced that it is restructuring its Personalized Medicine division by downsizing and consolidating Arista Molecular’s operations into Iris Molecular Diagnostics. The company is also restructuring R&D within the Iris Diagnostics Division to realign its technical core competencies with the new product pipeline in development.

Arista Operations Downsized and Consolidated with Iris Molecular Diagnostics

•	Consolidation of Arista into Iris Molecular Diagnostics to be completed by October 1, 2011

•	Non-proprietary testing services will be discontinued, including flow cytometry, FISH, cytology services and molecular pathology menu

•	Arista will retain all licenses and high-complexity CLIA laboratory capabilities, as well as limited personnel to perform NADiA cleared and NADiA-based lab developed tests

•	Consolidation enables significant cost reductions and enhanced profitability

•	Fourth quarter 2011 savings of $1.4 million to $1.6 million expected in reduced expenses and costs associated with the restructuring

•	One-time restructuring expense in a range of $1.6 million to $1.8 million and write-downs of related assets of approximately $6.0 million to occur in 3Q 2011

•
NADiA ProsVue’s FDA 510(k) application is progressing and consists of an assay plus proprietary software to perform and control the prognostic determination of post-prostatectomy patients with low risk of prostate cancer recurrence

•	Performed and recently submitted interference study data to support the 510(k) application to the FDA

•	ProsVue commercialization strategy will consist of a combination of a targeted direct sales approach and potential collaborations with other major laboratory partners

“The consolidation of Arista’s operations with Iris Molecular Diagnostics will enable significant expense reductions and the ability to better focus our efforts on our core business while improving profitability. Further, the simplification of our business model should allow us to concentrate our resources on our new product pipeline and other strategic initiatives. We remain highly confident in our long-term strategy,” stated César M. García, Chairman, President and Chief Executive Officer of IRIS International.

“While disappointed that Arista did not develop as we had originally anticipated, we will retain all capabilities to perform NADiA-based tests, including NADiA® ProsVue™ upon FDA clearance. We are developing a comprehensive commercialization strategy which includes potential distribution and licensing collaborations, as well as a targeted direct sales effort for ProsVue. In addition, we continue to make strides in developing future tests based on NADiA and other proprietary technology platforms that may include laboratory developed tests under the CLIA regulations,” he added.

Financial Impact and 2011 Company Outlook

The company expects restructuring expenses to occur in 3Q 2011 in a range of $1.6 million to $1.8 million. In addition, the company expects a write-off of associated assets to be approximately $6.0 million. On an annualized basis, IRIS expects an expense reduction in a range of $4.5 million to $5.0 million.

The company is maintaining full year 2011 revenue guidance of $117 — $123 million, representing 10-15% growth over 2010. Excluding restructuring and asset impairment charges, the company is adjusting EPS guidance from a range of $0.19 - $0.21 per share to $0.21 — $0.23 per share, reflecting cost reductions in the fourth quarter as a result of the restructuring efforts partially offset by a contingency related to foreign currency fluctuations resulting from weakness in the US dollar.

Conference Call

IRIS International will host a conference call today at 5:00 p.m. Eastern time, 2:00 p.m. Pacific time. To participate, dial 1-877-870-9220 approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the IRIS International conference call. International callers should dial 973-638-3437. The conference call may also be accessed by means of a live audio webcast on our website at http://proiris.com. The conference web cast will be archived and available for replay for 30 days from the date of the broadcast.

About IRIS International, Inc.

IRIS International, Inc. is a leading global in vitro diagnostics company focused on products that analyze particles and living cell forms and structures, or morphology of a variety of body fluids. The Company’s products leverage its strengths in flow imaging technology, particle recognition and automation to bring efficiency to hospital and commercial laboratories. The initial applications for its technology have been in the urinalysis market and the Company is the leading worldwide provider of automated urine microscopy and chemistry systems, with an installed base of more than 3,200 systems in more than 50 countries. The Company is expanding its core imaging and morphology expertise into related markets and is developing applications in hematology and body fluids. In addition, the Company’s personalized medicine group has a high complexity CLIA-certified laboratory as a direct commercial channel for the Company’s NADiA® ultra-sensitive nucleic acid detection immunoassay platform, with applications in oncology and infectious disease. For more information, please visit www.proiris.com.

Safe Harbor Provision

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future financial performance, market growth, capital requirements, regulatory developments, new product introductions and acquisitions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” ,“plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; obtaining regulatory approvals for new and enhanced products; acceptance by customers of the Company’s products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company’s products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.